Exhibit 21

SUBSIDIARIES OF U.S. CONCRETE, INC.

Alberta Investments, Inc.
Alliance Haulers, Inc.
American Concrete Products, Inc.
Atlas Redi-Mix, LLC
Atlas-Tuck Concrete, Inc.
Beall Concrete Enterprises, LLC
Beall Industries, Inc.
Beall Investment Corporation, Inc.
Beall Management, Inc.
Breckenridge Ready-Mix, Inc.
Central Concrete Supply Co., Inc.
Central Precast Concrete, Inc.
Concrete Acquisition IV, LLC
Concrete Acquisition V, LLC
Concrete Acquisition VI, LLC
Concrete XXXIV Acquisition, Inc.
Concrete XXXV Acquisition, Inc.
Concrete XXXVI Acquisition, Inc.
Eastern Concrete Materials, Inc.
Hamburg Quarry Limited Liability Company
Ingram Concrete, LLC
Kurtz Gravel Company, Inc.
Local Concrete Supply & Equipment, LLC
Master Mix, LLC
Master Mix Concrete, LLC
MG, LLC
NYC Concrete Materials, LLC
Pebble Lane Associates, LLC
Redi-Mix Concrete, LP
Redi-Mix, GP LLC
Redi-Mix, LLC
Riverside Materials, LLC
San Diego Precast Concrete, Inc.
Sierra Precast, Inc.
Smith Pre-cast, Inc.
Superior Concrete Materials, Inc.
Titan Concrete Industries, Inc.
USC Atlantic, Inc.
USC Management Co., LLC
USC Payroll, Inc.
USC Technologies, Inc.
U.S. Concrete On-Site, Inc.
U.S. Concrete Texas Holdings, Inc.